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                                                              Exhibit 99.B(m)(2)

                               ING INVESTORS TRUST

         AMENDED AND RESTATED SHAREHOLDER SERVICE AND DISTRIBUTION PLAN

                              ADVISER CLASS SHARES

     WHEREAS, ING Investors Trust (the "Trust") engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, shares of beneficial interest of the Trust are currently divided into series and the series to which this Plan applies are listed on SCHEDULE A (each a "Portfolio," collectively the "Portfolios"); and

     WHEREAS, shares of beneficial interest of each of the Portfolios are divided into classes of shares, one of which is designated Adviser Class; and

     WHEREAS, the Trust employs Directed Services, Inc. (the "Distributor") as distributor of the securities of which it is the issuer; and

     WHEREAS, the Trust and the Distributor have entered into a Distribution Agreement pursuant to which the Trust has employed the Distributor in such capacity during the continuous offering of shares of the Trust; and

     WHEREAS, the Trust wishes to adopt this Shareholder Service and Distribution Plan (this "Plan") of the Portfolios with respect to Adviser Class shares as set forth hereinafter.

     NOW, THEREFORE, the Trust hereby adopts this Plan on behalf of the Portfolios with respect to its Adviser Class shares, in accordance with Rule 12b-1 under the 1940 Act, on the following terms and conditions:

        1. In consideration of shareholder services and account maintenance services provided by the Distributor to the Portfolios under this Plan, the Portfolios shall pay to the Distributor a shareholder service fee at the rate of 0.25%, on an annualized basis, of the average daily net assets of the Portfolios' Adviser Class shares. At any time such payment is made, whether or not this Plan continues in effect, the making of a payment for shareholder services under this Plan will not cause the limitation upon such payments established by this Plan to be exceeded. The shareholder service fee shall be calculated and accrued daily and paid monthly or at such intervals as the Board of Trustees (the "Board") shall determine, subject to any applicable restriction imposed by rules of the National Association of Securities Dealers, Inc. ("NASD").

        2. The amount set forth in paragraph 1 of this Plan shall be used by the Distributor to pay securities dealers (which may include the Distributor itself) and other financial institutions, plan administrators and organizations for servicing shareholder accounts, including a continuing fee that may accrue immediately after the sale of shares.

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     (a)   Shareholder services provided under this Paragraph 2 may include, among other things, acting as the shareholder of record; processing purchase and redemption orders; maintaining participant account records; answering participant questions regarding the Portfolios; facilitating the tabulation of shareholder votes in the event of a meeting; conveying information with respect to Portfolio shares purchased and redeemed and share balances to the Portfolios and to service providers; providing shareholder support services; providing other services to shareholders, plan participants, plan sponsors and plan administrators.

     (b) Shareholder services expenses payable under this Plan include an allocation of overhead of the Distributor and accruals for interest on the amount of servicing expenses that exceed shareholder servicing fees received by the Distributor.

     (c) Payments under this Plan are not tied exclusively to actual shareholder services and distribution expenses, and these payments may exceed shareholder services and distribution expenses actually incurred.

        3. The Portfolios shall pay to the Distributor, as the distributor of the Adviser Class shares of the Portfolios, a fee for distribution of the shares at the rate of 0.50% on an annualized basis of the average daily net assets of the Portfolios' Adviser Class shares. At any time such payment is made, whether or not this Plan continues in effect, the making of a payment will not cause the limitation upon such payments established by this Plan to be exceeded. Such fee shall be calculated and accrued daily and paid monthly or at such intervals as the Board shall determine, subject to any applicable restriction imposed by rules of the NASD.

        4. The amount set forth in paragraph 3 of this Plan shall be paid for the Distributor's services as distributor of the shares of the Portfolios in connection with any activities or expenses primarily intended to result in the sale of the Adviser Class shares of the Portfolios. Such activities include, but are not limited to, payment of compensation, including incentive compensation, to securities dealers (which may include the Distributor itself), plan administrators and other financial institutions and organizations to obtain various distribution related and/or administrative services for the Portfolios.

     (a) Distribution services provided under this Paragraph 4 may include, among other things, processing new shareholder account applications; preparing and transmitting to the Portfolios' Transfer Agent computer processable tapes of all transactions by customers; and serving as the primary source of information to customers in providing information and answering questions concerning the Portfolios and their transactions with the Portfolios; providing other services to shareholders, plan participants, plan sponsors and plan administrators.

     (b) The Distributor is authorized under this Plan to engage in advertising, the preparation and distribution of sales literature and other promotional activities on behalf of the Portfolios.

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     (c)   The Portfolios are authorized under this Plan to pay the cost of printing and distributing Portfolio Prospectuses and Statements of Additional Information to prospective investors and of implementing and operating this Plan.

     (d) Distribution expenses payable under this Plan include an allocation of overhead of the Distributor and accruals for interest on the amount of distribution expenses that exceed distribution fees received by the Distributor.

     (e) Payments under this Plan are not tied exclusively to actual shareholder services and distribution expenses, and these payments may exceed shareholder services and distribution expenses actually incurred.

5. This Plan shall not take effect until it, together with any related agreements, has been approved by votes of a majority of both (a) the Trust's Board of Trustees and (b) those Trustees of the Trust who are not "interested persons" of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Rule 12b-1 Trustees"), cast in person at a meeting (or meetings) called for the purpose of voting on this Plan and such related agreements.

6. After approval as set forth in paragraph 5, and any other approvals required pursuant to the 1940 Act and Rule 12b-1 under the 1940 Act, this Plan shall take effect at the time specified by the Trust's Board of Trustees. This Plan shall continue in full force and effect as to the Adviser Class shares of the Portfolios for so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in paragraph 5.

7. The Distributor shall provide to the Trustees of the Trust, at least quarterly, a written report of the amounts so expended and the purpose for which such expenditures were made.

8. This Plan may be terminated as to each Portfolio at any time, without payment of any penalty, by vote of the Trustees of the Portfolios, by vote of a majority of the Rule 12b-1 Trustees, or by a vote of a majority of the outstanding voting securities of Adviser Class shares of a Portfolio, on not more than 30 days written notice to the Distributor.

9. This Plan may not be amended to increase materially the amount of shareholder service fee provided for in Paragraph 1 or the distribution fee provided for in Paragraph 3 of this Agreement unless such amendment is approved by a vote of the shareholders of the Adviser Class shares of the Portfolios, and no material amendment to the Plan shall be made unless approved in the manner provided for approval and initial approval and annual renewal in paragraph 5 of this Plan. This Plan may be amended by mutual written consent of the Trust and the Distributor, including amending SCHEDULE A to reflect changes to the series identified on SCHEDULE A.

10. While this Plan is in effect, the selection and nomination of Trustees who are not interested persons (as defined in the 1940 Act) of the Trust shall be committed to the discretion of the Trustees who are not such interested persons.

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11.  The Trustees shall preserve copies of this Plan and any related agreements and all reports made pursuant to paragraph 7 of this Plan, for a period of not less than six years from the date of this Plan. Any such agreement or report will be maintained for the first two years in an easily accessible place.

12. In providing services under this Plan, the Distributor will comply with all applicable state and federal laws and the rules and regulations of authorized regulatory agencies.


Last Approved:  January 6, 2005

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                                   SCHEDULE A

                                 WITH RESPECT TO

                               ING INVESTORS TRUST

AMENDED AND RESTATED SHAREHOLDER SERVICE AND DISTRIBUTION PLAN

PORTFOLIOS

ING AIM Mid Cap Growth Portfolio
ING Alliance Mid Cap Growth Portfolio
ING Capital Guardian Large Cap Value Portfolio
ING Capital Guardian Managed Global Portfolio
ING Capital Guardian Small/Mid Cap Portfolio
ING JPMorgan Emerging Markets Equity Portfolio
ING Eagle Asset Capital Appreciation Portfolio
ING Evergreen Health Sciences Portfolio
ING Evergreen Omega Portfolio
ING FMR(SM) Diversified Mid Cap Portfolio
ING FMR(SM) Earnings Growth Portfolio
ING Goldman Sachs Tollkeeper(SM) Portfolio
ING Hard Assets Portfolio
ING International Portfolio
ING Janus Contrarian Portfolio
ING Jennison Equity Opportunities Portfolio
ING JPMorgan Small Cap Equity Portfolio
ING JPMorgan Value Opportunities Portfolio
ING Julius Baer Foreign Portfolio
ING Legg Mason Value Portfolio
ING Limited Maturity Bond Portfolio
ING Liquid Assets Portfolio
ING Marsico Growth Portfolio
ING Marsico International Opportunities Portfolio
ING Mercury Focus Value Portfolio
ING Mercury Large Cap Growth Portfolio
ING MFS Mid Cap Growth Portfolio
ING MFS Total Return Portfolio
ING MFS Utilities Portfolio
ING Oppenheimer Main Street Portfolio(R)
ING PIMCO Core Bond Portfolio
ING PIMCO High Yield Portfolio
ING Pioneer Fund Portfolio
ING Pioneer Mid Cap Value Portfolio
ING Salomon Brothers All Cap Portfolio
ING Salomon Brothers Investors Portfolio
ING T. Rowe Price Capital Appreciation Portfolio

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PORTFOLIOS

ING T. Rowe Price Equity Income Portfolio
ING UBS U.S. Allocation Portfolio
ING Van Kampen Equity Growth Portfolio
ING Van Kampen Global Franchise Portfolio
ING Van Kampen Growth and Income Portfolio
ING Van Kampen Real Estate Portfolio

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